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                                                                    EXHIBIT 10.1

                  [INCENTIVE] RESTRICTED STOCK GRANT AGREEMENT
                             UNDER THE SYNTEL, INC.
              AMENDED AND RESTATED STOCK OPTION AND INCENTIVE PLAN

     THIS [INCENTIVE] RESTRICTED STOCK GRANT AGREEMENT made this ____ day of _____________, 20__ by and between Syntel, Inc., a Michigan corporation ("the Corporation"), and ___________________________________ (the "Grantee").

                                   WITNESSETH:

     WHEREAS, the Grantee is now [employed by] [providing services (as a non-employee director or consultant) to] the Corporation or a Subsidiary of the Corporation, and the Corporation desires to provide additional incentive to the Grantee, to encourage stock ownership by the Grantee, and to encourage the Grantee to [remain in the employ of the Corporation or a Subsidiary] [continue providing high quality services to the Corporation], and as an inducement thereto, the Corporation has determined to grant to the Grantee a restricted stock grant pursuant to the Corporation's Amended and Restated Stock Option and Incentive Plan a copy of which is available [to employees on the SyntraNet] [by request to the Corporation's Chief Administrative Officer];

     NOW, THEREFORE, it is agreed between the parties as follows:

     1. DEFINITIONS IN AGREEMENT. For purposes of this Agreement, certain words and phrases have the following definitions:

          (A) "CHANGE IN CONTROL" for purposes other than Code Section 409A means, as defined in Section 1.4(e) of the Plan, the occurrence of any of the following events: (i) the acquisition of ownership by a person, firm or corporation, or a group acting in concert, of fifty-one percent, or more, of the outstanding Common Stock of the Corporation in a single transaction or a series of related transactions within a one-year period; (ii) a sale of all or substantially all of the assets of the Corporation to any person, firm or corporation; or (iii) a merger or similar transaction between the Corporation and another entity if shareholders of the Corporation do not won a majority of the voting stock of the corporation surviving the transaction and a majority in value of the total outstanding stock of such surviving corporation after the transaction; provided however, that any such event involving any of the current shareholders of the Corporation as of the date of adoption of this Plan by the Board (or any entity at any time controlled by any such shareholder or shareholders) shall not be included within the meaning of "Change in Control." "Change in Control" for Code Section 409A purposes shall have the meaning set forth in Section 1.4(f) of the Plan.

          (B) "CHANGE IN POSITION" means, as defined in Section 1.4(g) of the Plan, with respect to the Grantee: (i) the Grantee's involuntary [termination of employment] [ceasing to provide services to the Corporation]; or (ii) a significant reduction in the Grantee's duties, responsibilities, compensation and/or fringe benefits, or the assignment to the Grantee of duties inconsistent with Grantee's position (all as in effect immediately prior to a Change in Control), whether or not the Grantee voluntarily terminates [employment] [providing Grantee's services] as a result thereof;

          (C) "CODE" means the Internal Revenue Code of 1986, as amended;

          (D) "COMMITTEE" means, as defined in Section 1.4(i) of the Plan, the Compensation Committee of the Board, or any other committee or sub-committee of the Board, designated by the Board from time to time, comprised solely of two or more Directors who are "Non-Employee Directors," as defined in Rule 16b-3 of the Exchange Act, "Outside Directors" as defined in Code Section 162(m) and Treasury regulations thereunder, and "Independent Directors" for purposes of the rules and regulations of the Stock Exchange;

          (E) "COMMON STOCK" means the common stock of the Corporation;

          (F) "CORPORATION" means Syntel, Inc.;

          [(G) "EMPLOYMENT" (whether or not capitalized) means employment with the Corporation or any Subsidiary of the Corporation;]


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          (H) "GRANT DATE" means the date of this Agreement as reflected above.

          (I) "PERFORMANCE MEASURES" means, as defined in Section 1.4(x) of the Plan, the measures of performance of the Corporation and its Subsidiaries used to determine a Grantee's entitlement to an Award under the Plan. Such performance measures shall have the same meanings as used in the Corporation's financial statements, or, if such terms are not used in the Corporation's financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Corporation's industry. Performance Measures shall be calculated with respect to the Corporation and each Subsidiary consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. For purposes of the Plan, the Performance Measures shall be calculated in accordance with generally accepted accounting principles, but, unless otherwise determined by the Committee, prior to the accrual or payment of any Award under this Plan for the same performance period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the performance goals.

          (J) "PLAN" means the Corporation's Amended and Restated Stock Option and Incentive Plan;

          (K) "RESTRICTED STOCK" means Common Stock granted pursuant to Article IV of the Plan that is subject to a Restriction Period, and

          (L) "RESTRICTION PERIOD" means the period of time during which a Grantee's Restricted Stock grant is subject to restrictions and is nontransferable.

     2. GRANT OF RESTRICTED STOCK. Subject to the terms and conditions hereof, the Corporation hereby grants to the Grantee _________ shares of Restricted Stock as of the close of business on the Grant Date.

     3. LAPSE OF RESTRICTION PERIOD. The Restriction Period lapses as detailed in the attached Appendix A.

     4. CERTIFICATE LEGEND. Each certificate representing shares of Restricted Stock shall bear the following legend:

     The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the Syntel, Inc. Amended and Restated Stock Option and Incentive Plan ("Plan"), rules and administrative guidelines adopted pursuant to such Plan, and a Restricted Stock Agreement dated _______________. A copy of the Plan, such rules and such Restricted Stock Agreement may be obtained from the [Head of Human Resources] [Chief Administrative Officer] of Syntel, Inc.

     5. REMOVAL OF RESTRICTIONS. Except as otherwise provided in Article IV and
Section 10.3 of the Plan, and subject to applicable federal and state securities laws, shares covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Grantee after the last day of the Restriction Period. Once the shares are released from the restrictions, the Grantee shall be entitled to have the legend required by Section 4 of this Agreement removed from the applicable Common Stock certificate.

     6. TERMINATION OF [EMPLOYMENT] [SERVICES].

          (A) If a Grantee terminates [employment] [services provided to the Corporation] for any reason (other than as provided in paragraph (b) below, after a Change in Control), the Grantee's right to shares of Common Stock subject to a Restricted Stock Award that are still subject to a Restriction Period automatically shall terminate and be forfeited by the Grantee.

          (B) In the event of the Grantee's Change in Position subsequent to a Change in Control, the remaining Restriction Period on any Restricted Stock granted hereunder shall immediately lapse and the shares shall become fully transferable.

          (C) Except as provided in paragraph (b) above, all Restricted Stock for which the applicable Restriction period has not lapsed as of termination of [employment] [services] shall be canceled.


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          [(D) A leave of absence with the written consent of the Corporation, or a transfer of the Grantee from one corporation to another among the Corporation, its Parent and any of its Subsidiaries shall not be deemed to constitute a termination of employment for purposes of this Restricted Stock.]

     7. COMPLIANCE WITH SECURITIES LAWS. Anything to the contrary herein notwithstanding, the Corporation's obligation to deliver Restricted Stock under this Agreement is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities, and applicable stock exchange requirements, as the Corporation deems necessary or advisable. The Corporation shall not be required to deliver Restricted Stock pursuant hereto unless and until it receives satisfactory proof either that (a) the issuance or transfer of such shares will not violate (i) any of the provisions of the Securities Act of 1933 or the Securities Exchange Act of 1934 or the rules and regulations of the Securities Exchange Commission promulgated thereunder, (ii) the rules and regulations of any stock exchange on which the Corporation's securities are listed, or (iii) state law governing the sale of securities, or (b) there has been compliance with the provisions of such acts, rules, regulations and state laws. If the Grantee fails to accept delivery for all or any part of the number of shares specified by such notice upon tender of delivery thereof the Grantee's right to this Restricted Stock with respect to such undelivered shares may be terminated by the Corporation.

     8. NON-ASSIGNABILITY. The shares of Restricted Stock granted hereunder may not be transferred, pledged, assigned, or otherwise alienated or hypothecated until the Restriction Period applicable to that Restricted Stock has lapsed.

     9. WITHHOLDING. The Grantee hereby authorizes the Corporation to withhold from Grantee's compensation or agrees to tender the applicable amount to the Corporation to satisfy any requirements for withholding of income and employment taxes in connection with the receipt of the Restricted Stock granted hereby or the lapsing of the Restriction Period applicable to such Restricted Stock.

     10. DISPUTES. As a condition to the granting of the Restricted Stock granted hereby, the Grantee and the Grantee's successors and assigns agree that any dispute or disagreement which shall arise under or as a result of this Agreement shall be determined by the Committee in its sole discretion and judgment and that any such determination and any interpretation by the Committee of the terms of this Agreement shall be final and shall be binding and conclusive for all purposes.

     11. ADJUSTMENTS. In the event of any stock dividend, stock split, reclassification, merger, consolidation, or similar transaction affecting the shares covered by this Restricted Stock, the rights of the Grantee shall be as provided in Section 9.1 of the Plan and any adjustment therein provided shall be made in accordance with Section 9.1 of the Plan.

     12. RIGHTS AS SHAREHOLDER. During the Restriction Period, Grantee may exercise full voting rights with respect to the Restricted Stock. Any dividend or any distribution of shares declared with respect to the Restricted Stock shall be accrued and paid only after the lapsing of the Restriction Period applicable to the shares of Restricted Stock.

     13. NOTICES. Every notice relating to this Agreement shall be in writing and if given by mail shall be given by registered or certified mail with return receipt requested. All notices to the Corporation shall be delivered to the Secretary of the Corporation at the Corporation's headquarters in Troy, Michigan, or addressed to the Secretary of the Corporation at 525 E. Big Beaver Road, Suite 300, Troy, MI 48083. All notices by the Corporation to the Grantee shall be delivered to the Grantee personally or addressed to the Grantee at the Grantee's last residence address as then contained in the records of the Corporation or such other address as the Grantee may designate. Either party by notice to the other may designate a different address to which notices shall addressed. Any notice given by the Corporation to the Grantee at the Grantee's last designated address shall be effective to bind any other person who shall acquire rights hereunder.

     14. FOREIGN LAW RESTRICTIONS. Anything to the contrary herein notwithstanding, the Corporation's obligation to deliver Common Stock pursuant to a Restricted Stock grant is subject to compliance with the laws, rules and regulations of any foreign nation applying to the authorization, issuance or sale of securities, providing of compensation, transfer of currencies and other matters, as may apply to the Grantee, if a resident of such foreign nation. To the extent that the Corporation is restricted in accordance with such foreign laws from delivering shares of Common Stock to the Grantee as would otherwise be provided for in this Agreement, the Corporation shall be released from such obligation and shall not be subject to the claims of the Grantee hereunder with respect thereto.


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     15. GOVERNING LAW. This Agreement has been made in and shall be construed in accordance with the laws of the State of Michigan.

     16. PROVISIONS OF PLAN CONTROLLING. The provisions hereof are subject to the terms and provisions of the Plan, a copy of which is available to the Grantee on the SyntraNet. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall control.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SYNTEL, INC.


By:
    ------------------------------------------------------------
    [Authorized Officer]


By:
    ------------------------------------------------------------
    [Authorized Officer]


                                                       , Grantee
-------------------------------------------------------


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APPENDIX A

[The terms of the Appendix vary according to whether the restriction lapses based on time periods and performance measures or only based on time periods.]

[PERFORMANCE AND TIME MEASURES:

The lapsing of the Restriction Period for Restricted Stock awards to executive officers and some non-executive officers is based upon performance measures and is described here. The awards vest in equal installments over five years based upon the achievement of the performance measures each year. The performance measures for the restricted stock awards are based in part upon annual earnings per share targets and in part upon five-year (2006-2010) earnings per share targets. The portion of the award based upon annual earnings per share targets will lapse if the annual target is not met. The portion of the award based upon five-year earnings per share targets rolls over each year if the five year earning per share target for the year is not met. The deferred award will vest based on achievement of a target earning per share before the end of the sixth year after the year of grant, and will lapse if the target is not met at the end of that period.]

[TIME MEASURES:

Grants to non-employee directors, consultants, and other employees are restricted by time using the language below.]

The Restriction Period lapses on or after the following anniversaries of the Grant Date of this Restricted Stock (or as otherwise noted) as to the following cumulative percentages of the shares covered by this Restricted Stock:

                              [Varies as to terms.]

In accordance with this schedule, on or after the _________________________ anniversary of the Grant Date, all restrictions on this Restricted Stock shall have lapsed; provided, however, that each of the foregoing anniversaries of the Grant Date shall be deemed automatically extended by the total period of time that the Grantee spends on unpaid leave(s) of absence between the Grant Date and each such anniversary.


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